QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-122418, 33-74320, 333-20321, 333-75281, 333-88985, 333-94219, 333-62234, 333-59410, 333-82788, 333-89224, 333-108320, 333-112541) and Forms S-8 (Nos. 333-118611, 33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421, 333-52640, 333-43104, 333-89228, 333-89230, 333-106112, 333-106115) of Cephalon, Inc. of our report dated March 10, 2006, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
March 10, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM